Ex-99.1

July 6, 2004
FOR IMMEDIATE RELEASE


                   PLIANT CORPORATION TO HOLD CONFERENCE CALL
                      SECOND QUARTER 2004 FINANCIAL RESULTS


SCHAUMBURG,  IL - -  Pliant  Corporation  announced  today  that  Harold  Bevis,
President and Chief Executive Officer, will host a conference call to discuss the Company's Second Quarter 2004 operating results and to answer questions about the business. The call will take place at 2:00 P.M. EASTERN STANDARD TIME on FRIDAY, AUGUST 6, 2004.

Participants in the United States can access the conference call by calling 877-989-4936, using the access code PLIANT, or internationally by calling 773-756-4600 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call's completion, an audio web replay will be available on the company's website: WWW.PLIANTCORP.COM.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 25 manufacturing and research and development facilities around the world, and employs approximately 3,250 people.

                                     # # #

CONTACTS:
Brian E. Johnson
EVP and Chief Financial Officer
BRIAN.JOHNSON@PLIANTCORP.COM
Phone: 847.969.3319
Company Web Site: WWW.PLIANTCORP.COM